Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

Pool Data—Original Deal Parameters
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%

Pool Data—Current Month
Aggregate Net Investment Value	555,367,154.43
Discounted Principal Balance	553,359,798.93
Servicer Advances	2,508,561.81
Servicer Pay Ahead Balance	1,914,470.60
Maturity Advances Outstanding	—
Number of Current Contracts	32,418
Weighted Average Lease Rate	6.77%
Weighted Average Remaining Term	8.7

Reserve Fund:
Initial Deposit Amount	28,124,577.47
Specified Reserve Fund Percentage	9.44%
Specified Reserve Fund Amount	70,761,436.91

	Class A Amount	Class B Amount	Total Amount

Beginning Balance	69,665,686.91	1,095,750.00	70,761,436.91
Withdrawal Amount	—	—	—
Cash Capital Contribution
Transferor Excess	467,366.51		467,366.51

Reserve Fund Balance Prior to Release	70,133,053.42	1,095,750.00	71,228,803.42
Specified Reserve Fund Balance	69,665,686.91	1,095,750.00	70,761,436.91

Release to Transferor	467,366.51	—	467,366.51
Ending Reserve Fund Balance	69,665,686.91	1,095,750.00	70,761,436.91
Prior Cumulative Withdrawal Amount	—	—	—
Cumulative Withdrawal Amount	—	—	—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

Liquidation of Charge-offs and Repossessions:

	Vehicles

Liquidated Contracts	70

Discounted Principal Balance		1,141,618.38
Net Liquidation Proceeds		(934,363.03)
Recoveries—Previously Liquidated Contracts		(68,294.55)

Aggregate Credit Losses for the Collection Period		138,960.80

Cumulative Credit Losses for all Periods		5,460,583.05

Repossessed in Current Period	37

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate

Second Preceding Collection Period	0.31%
First Preceding Collection Period	0.72%
Current Collection Period	0.30%

Condition (i) (Charge-off Rate)
Three Month Average	0.44%
Charge-off Rate Indicator ( > 1.25%)	condition not met

Delinquent Contracts:

	Percent	Accounts	Percent	ANIV

31-60 Days Delinquent	2.34%	759	2.20%	12,224,332.54
61-90 Days Delinquent	0.19%	62	0.19%	1,070,122.65
Over 90 Days Delinquent	0.06%	19	0.06%	314,908.83

Total Delinquencies		840		13,609,364.02

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.21%
First Preceding Collection Period	0.20%
Current Collection Period	0.25%

Condition (ii) (Delinquency Percentage)
Three Month Average	0.22%
Delinquency Percentage Indicator ( > 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

Residual Value (Gain) Loss:

	Vehicles

Matured Lease Vehicle Inventory Sold	33	505,045.79

Net Liquidation Proceeds		(454,816.59)

Net Residual Value (Gain) Loss		50,229.20

Cumulative Residual Value (Gain) Loss all periods		1,791,961.36

Matured Vehicles Sold for each Collection Period:

	Number Sold	Scheduled Maturities	Sale Ratio	Average Net Liquidation Proceeds	Average Residual Value

Second Preceding Collection Period	174	5	100.00%	15,310.22	17,559.79
First Preceding Collection Period	45	8	100.00%	15,942.49	18,317.93
Current Collection Period	33	28	100.00%	13,782.32	15,891.80
Three Month Average				15,223.04	17,476.74

Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value					87.10%

Condition (iii) (Residual Value Test)

	Current Period Amount/Ratio	Test Met?

a) Number of Vehicles Sold > 25% of Scheduled Maturities	100.00%	YES
b) Number of Scheduled Maturities > 500	28	NO
c) 3 Month Average Matured Leased Vehicle Proceeds <75% of Avg. Residual Values	87.10%	NO
Residual Value Indicator (condition met if tests a, b and c = YES)		condition not met

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

		Certificate Balance		Class A1

	Total	Percent	Balance	Balance

Interest:		98.00%
Interest Collections	3,910,886.65
Net Investment Income	—
Non-recoverable Advances	(43,155.83)

Available Interest	3,867,730.82		3,778,915.92	—
Class A1, A2, A3 Notional Interest Accrual Amount	(2,246,270.75)		(2,246,270.75)	—
Unreimbursed A1, A2, A3 Interest Shortfall	—		—	—
Interest Accrual for Adjusted Class B Certificate Bal.	(282,419.42)		(282,419.42)
Class B Interest Carryover Shortfall	—		—
Servicer's Fee	(473,252.69)		(462,385.36)
Capped Expenses	(20,395.10)		(19,926.77)
Interest Accrual on Class B. Cert. Prin. Loss Amt.	—		—
Uncapped Expenses	—		—

Total Unallocated Interest	845,392.86		767,913.62
Excess Interest to Transferor	—		(767,913.62)

Net Interest Collections Available	845,392.86		—

Losses Allocable to Investors' Certificates:	(184,845.62)
Accelerated Principal Distribution:	(115,701.49)
Deposit to Reserve Fund:	467,366.51
Withdrawal from Reserve Fund:	—
Reimbursement/Deposit from Transferor Prin:	—
Net withdrawal from the Reserve Fund:	—
Principal:
Current Loss Amount	(189,190.00)		(184,845.62)	—
Loss Reimbursement from Transferor	184,845.62		184,845.62	—
Loss Reimbursement from Reserve Fund	—		—	—

Total	(4,344.38)		—	—
Class A Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class A Interest Subordinated
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Interest Subordinated:
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Principal Distributions/Allocations:
Distribution—Current Period	9,316,427.81		—	—
Allocations—Current Period	3,215,297.23		3,215,297.23	—
Allocations—Accelerated Principal Distribution	115,701.49		115,701.49	—
Allocations—Not Disbursed Beginning of Period	—		—	—
Allocations—Not Disbursed End of Period	3,330,998.72		3,330,998.72	—
Interest Distributions/Allocations:
Distribution—Current Period	544,845.75		—	—
Allocations—Current Period	2,528,690.17		2,528,690.17	—
Allocations—Not Disbursed Beginning of Period	—		—	—
Allocations—Not Disbursed End of Period	2,528,690.17		2,528,690.17	—
Due To Trust—Current Period:			—
Total Deposit to/ (Withdrawal from) Reserve Fund	—
Due To Trust	15,720,962.45		5,859,688.89	—

Total Due To Trust	15,720,962.45		5,859,688.89	—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

	Class A2	Class A3	Class B	Transferor Interest

	Balance	Balance	Balance	Interest	Principal

Interest:				2.00%
Interest Collections
Net Investment Income
Non-recoverable Advances
Available Interest	2,938,003.31	503,855.46	337,057.15	88,814.90
Class A1, A2, A3 Notional Interest Accrual Amount	(1,914,848.75)	(331,422.00)
Unreimbursed A1, A2, A3 Interest Shortfall	—	—
Interest Accrual for Adjusted Class B Certificate Bal.			(282,419.42)
Class B Interest Carryover Shortfall			—
Servicer's Fee				(10,867.33)
Capped Expenses				(468.33)
Interest Accrual on Class B. Cert. Prin. Loss Amt.			—
Uncapped Expenses				—

Total Unallocated Interest				77,479.24
Excess Interest to Transferor				767,913.62

Net Interest Collections Available				845,392.86
Losses Allocable to Investors' Certificates:				(184,845.62)
Accelerated Principal Distribution:				(115,701.49)

Deposit to Reserve Fund:				544,845.75

Withdrawal from Reserve Fund:
Reimbursement/Deposit from Transferor Prin:
Net withdrawal from the Reserve Fund:
Principal:
Current Loss Amount	(184,845.62)	—	—		(4,344.38)
Loss Reimbursement from Transferor	184,845.62	—	—	(184,845.62)
Loss Reimbursement from Reserve Fund	—	—	—

Total	—	—	—		(4,344.38)
Class A Certificate Principal Loss Amounts
Beginning Balance
Current increase (decrease)
Ending Balance
Class A Interest Subordinated
Beginning Balance
Current increase (decrease)
Ending Balance
Class B Certificate Principal Loss Amounts
Beginning Balance
Current increase (decrease)
Ending Balance
Class B Interest Subordinated:
Beginning Balance
Current increase (decrease)
Ending Balance
Principal Distributions/Allocations:
Distribution—Current Period	—	—	—		9,316,427.81
Allocations—Current Period	3,215,297.23	—	—
Allocations—Accelerated Principal Distribution	115,701.49	—	—
Allocations—Not Disbursed Beginning of Period	—	—	—
Allocations—Not Disbursed End of Period	3,330,998.72	—	—
Interest Distributions/Allocations:
Distribution—Current Period	—	—	—	544,845.75
Allocations—Current Period	1,914,848.75	331,422.00	282,419.42
Allocations—Not Disbursed Beginning of Period	—	—	—
Allocations—Not Disbursed End of Period	1,914,848.75	331,422.00	282,419.42
Due To Trust—Current Period:
Total Deposit to/ (Withdrawal from) Reserve Fund
Due To Trust	5,245,847.47	331,422.00	282,419.42	544,845.75	9,316,427.81

Total Due To Trust	5,245,847.47	331,422.00	282,419.42	544,845.75	9,316,427.81

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

		Certificate Balance		Class A1

	Total	Percent	Balance	Percent	Balance

Original Deal Parameter
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Initial Notional/Certificate Balance	—	100.00%	735,000,000.00	25.71%	189,000,000.00
Percent of ANIV			98.00%		25.20%
Certificate Factor			1.0000000		1.0000000
Notional/Certificate Rate					5.2650%
Target Maturity Date					December 25, 2000
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%

Pool Data Prior Month
Aggregate Net Investment Value	567,903,223.85
Maturity Advances Outstanding	9,070,724.91
ANIV Net of Maturity Advance **	558,832,498.94
Discounted Principal Balance	566,626,444.82
Notional/Certificate Balance			546,000,000.00		—
Adjusted Notional/Certificate Balance			546,000,000.00		—
Percent of ANIV			97.70%		0.00%
Certificate Factor			1.0000000		—
Servicer Advances	2,214,134.18
Servicer Pay Ahead Balance	2,061,824.16
Number of Current Contracts	32,742
Weighted Average Lease Rate	6.78%
Weighted Average Remaining Term	9.7

Pool Data Current Month
Aggregate Net Investment Value	555,367,154.43
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	555,367,154.43
Discounted Principal Balance	553,359,798.93
Notional/Certificate Balance			546,000,000.00		0.00
Adjusted Notional/Certificate Balance			542,669,001.28		0.00
Percent of ANIV			97.71%		0.00%
Certificate Factor			1.0000000		—
Servicer Advances	2,508,561.81
Servicer Pay Ahead Balance	1,914,470.60
Number of Current Contracts	32,418
Weighted Average Lease Rate	6.77%
Weighted Average Remaining Term	8.7
Prior Certificate Interest Payment Date	December 26, 2000
Next Certificate Interest Payment Date	March 26, 2001

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

	Class A2		Class A3		Class B		Transferor Interest

	Percent	Balance	Percent	Balance	Percent	Balance	Balance

Original Deal Parameter
Aggregate Net Investment Value (ANIV)
Discounted Principal Balance
Initial Notional/Certificate Balance	57.76%	424,500,000.00	9.90%	72,800,000.00	6.63%	48,700,000.00	14,988,732.51
Percent of ANIV		56.60%		9.71%		6.49%	2.00%
Certificate Factor		1.0000000		1.0000000		1.0000000
Notional/Certificate Rate		5.4130%		5.4630%		6.9590%
Target Maturity Date		December 25, 2001		March 25, 2002		December 25, 2003
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Remaining Term
Servicing Fee Percentage

Pool Data Prior Month
Aggregate Net Investment Value
Maturity Advances Outstanding
ANIV Net of Maturity Advance **
Discounted Principal Balance
Notional/Certificate Balance		424,500,000.00		72,800,000.00		48,700,000.00	12,832,498.94
Adjusted Notional/Certificate Balance		424,500,000.00		72,800,000.00		48,700,000.00	12,832,498.94
Percent of ANIV		75.96%		13.03%		8.71%	2.30%
Certificate Factor		1.0000000		1.0000000		1.0000000
Servicer Advances
Servicer Pay Ahead Balance
Number of Current Contracts
Weighted Average Lease Rate
Weighted Average Remaining Term

Pool Data Current Month
Aggregate Net Investment Value
Maturity Advances Outstanding
ANIV Net of Maturity Advance **
Discounted Principal Balance
Notional/Certificate Balance		424,500,000.00		72,800,000.00		48,700,000.00	12,698,153.15
Adjusted Notional/Certificate Balance		421,169,001.28		72,800,000.00		48,700,000.00	12,698,153.15
Percent of ANIV		75.84%		13.11%		8.77%	2.29%
Certificate Factor		1.0000000		1.0000000		1.0000000
Servicer Advances
Servicer Pay Ahead Balance
Number of Current Contracts
Weighted Average Lease Rate
Weighted Average Remaining Term
Prior Certificate Interest Payment Date
Next Certificate Interest Payment Date

______________

**	Strictly for purposes of calculating Transferors Interest.

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

Current Month Collection Activity

	Vehicles

Principal Collections		6,985,233.53
Prepayments in Full	219	3,869,299.33

Reallocation Payment	3	34,872.39

Interest Collections		3,910,886.65
Net Liquidation Proceeds and Recoveries		1,002,657.58
Net Liquidation Proceeds—Vehicle Sales		454,816.59
Non-Recoverable Advances		(43,155.83)

Total Available		16,214,610.24

	Amount	Annual Amount

Capped and Uncapped Expenses:
Total Capped Expenses Paid	20,395.10	244,741.20
Total Uncapped Expenses Paid	—	—
Capped and Uncapped Expenses Due	—	—
Servicer's Fee Due:
Servicer's Fee Shortfall Carryforward	—
Servicer's Fee Due Current Period	473,252.69
Servicer's Fee Paid	473,252.69
Servicer's Fee Balance Due	—
Supplemental Servicer’s Fees	59,949.98

Revolving Period:

	Vehicles	Amount

Beginning Unreinvested Principal Collections		—
Principal Collections & Liquidated Contracts		—
Allocation to Subsequent Contracts	0	—

Ending Unreinvested Principal Collections		—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of January 25, 2001 for the Collection Period of December 1, 2000 through December 31, 2000

		Class A1	Class A2	Class A3	Class B	Total Class

		Balance	Balance	Balance	Balance	Balance

Interest Rate
Three Month LIBOR +			0.27%	0.32%	2.00%
Principal Payments
Principal Payment due to Investors
Ending Certificate Balance			424,500,000.00	72,800,000.00	48,700,000.00	546,000,000.00

Interest Payments
Class Interest Rate for Current Interest Period
Interest Calculation for Current Interest Period
At Certificate Payment Date:
Paid to Swap Counterparty	—
Due to Swap Counterparty	—
Proration %	0.00%
Interest Due to Investors
Interest Payment to Investors

Net Settlement due to / (receive by) Swap Counterparty

Total Payment to Investors (Principal and Interest)

Swap Shortfall
Prior Swap Interest Shortfall Carryover		—	—	—	—	—
Swap Interest Shortfall Inc/(Dec) This Period		—	—	—	—	—
Swap Swap Interest Shortfall Carryover		—	—	—	—	—

Interest Reset
Interest Rate			6.73375%	6.78375%	8.46375%
Number of Days			90	90	90
Interest for Succeeding Certificate Payment Date		—	7,146,192.19	1,234,642.50	1,030,461.56	9,411,296.25

I hereby certify to the best of my knowledge that the servicing report provided is true and correct.

/s/ ROBERT WOODIE

Robert Woodie, National Treasury Manager